Exhibit 99.3

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following represents the unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP (“we”, “NGL” or “the Partnership”) as of June 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011, and for the three months ended June 30, 2011. NGL was formed in September 2010.  As part of our formation, we acquired and combined the assets and operations of NGL Supply, Inc. (“NGL Supply”), Hicks LLC and Gifford (collectively, “Hicksgas”) with an effective date of October 1, 2010.  We became a public company in May 2011 and filed our first Form 10-K for the six months ended March 31, 2011.  NGL Supply was the deemed acquirer for accounting purposes in our combination; therefore, the financial statements of NGL Supply for all periods prior to our combination became our prior period financial statements.

As discussed further below, subsequent to June 30, 2011, we had the following transactions which have a significant impact on our financial position and results of operations:

•                  In August 2011, we amended our credit agreement to increase our total facility to $330 million, consisting of a $130 million working capital facility and a $200 million acquisition facility and extended the final maturity to October 1, 2016, except for a $30 million portion of our working capital facility that terminates in February 2012.

•                  On October 3, 2011, we closed a business combination transaction with E. Osterman Propane, Inc., its affiliated companies and members of the Osterman family (collectively, “Osterman” or “the Osterman Associated Companies”) for retail propane operations in the northeastern United States.  We issued four million common units and paid $96 million in exchange for the receipt of the assets and operations from Osterman.  We have previously filed Form 8-K/A to provide the financial statements of Osterman and the required pro forma financial statements on December 19, 2011.

•                  On November 1, 2011, we closed a business combination transaction with SemStream, L.P. (“SemStream”) for substantially all of SemStream’s natural gas liquids business and assets.  We issued 8,932,031 common units and paid approximately $93.1 million in exchange for the receipt of the assets and operations of SemStream.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 gives pro forma effect to the following transactions as if such transactions occurred on June 30, 2011:

•                  The modifications of the terms of our credit agreement;

•                  The business combination with Osterman; and,

•                  The business combination with SemStream.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011 gives pro forma effect to the following transactions as if such transactions occurred on April 1, 2010:

•                  Our combination with NGL Supply, Hicks LLC and Gifford;

•                  Our initial public offering;

•                  The modifications of the terms of our credit agreement;

•                  The business combination with Osterman; and,

•                  The business combination with SemStream.

The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended June 30, 2011 gives pro forma effect to the following transactions as if such transactions occurred on April 1, 2011:

•                  Our initial public offering;

•                  The modifications of the terms of our credit agreement;

•                  The business combination with Osterman; and,

•                  The business combination with SemStream.

Business Combination with Hicksgas

We purchased the retail propane operations of Hicksgas in October 2010 as part of our formation transactions.  The following table presents the final allocation of the acquisition cost to the assets acquired and liabilities assumed, based on their fair values, in the acquisition of the retail propane businesses of Hicksgas described above (in thousands):

Accounts receivable	$5,669
Propane inventory	6,182
Other current assets	2,600
Property, plant and equipment:
Land	2,666
Tanks and other retail propane equipment (15 years)	23,016
Vehicles (5 years)	6,599
Buildings (30 years)	7,053
Other equipment (5 years)	523
Amortizable intangible assets:
Customer relationships (15 years)	2,170
Non-compete agreements (5 years)	550
Tradenames (indefinite life)	830
Goodwill, retail propane segment	3,716
Total assets	61,574

Accounts payable	1,837
Customer advances and deposits	12,089
Accrued and other current liabilities	2,152
16,078

Long-term debt	5,768
Other long-term liabilities	274
Total liabilities assumed	22,120

Net assets acquired	$39,454

The Hicksgas acquisition accounting was based on the estimated fair value of the assets acquired and liabilities assumed, based primarily on an independent appraisal completed in July 2011.  The assets acquired and liabilities assumed in the Hicksgas combination are included in our historical consolidated balance sheet since October 1, 2010 and the operations of Hicksgas have been included in our consolidated statement of operations since October 1, 2010.  Additional information related to our business combination with Hicksgas is available in our Form 10-K for the year ended March 31, 2011.

Initial Public Offering

During May 2011, we sold a total of 4,025,000 common units (including the exercise by the underwriters of their option to purchase additional common units from us) in our initial public offering at $21 per unit.  Our proceeds from the sale of 3,850,000 common units of approximately $72.0 million, net of total offering costs of approximately $9.0 million, were used to repay advances under our acquisition credit facility and for general partnership purposes.  Proceeds from the sale of 175,000 common units ($3.4 million) from the underwriters’ exercise of their option to purchase additional common units from us were used to redeem 175,000 of the common units outstanding prior to our initial public offering.  The advances under our acquisition credit facility were used to fund our business combination with NGL Supply and Hicksgas.   Additional information related to our initial public offering is available in our Form 10-K for the year ended March 31, 2011 and our Form 10-Q for the three months ended June 30, 2011.

Immediately prior to our initial public offering we executed the following unit transactions:

•                  Effected a 3.7219 to one split of our common units; and,

•                  Converted 5,919,346 of our post-split common units to subordinated units.

Modification of Credit Facility

We expanded our revolving credit facility in August 2011.  Presently, our revolving credit facility provides for a total credit facility of $330 million, represented by a $130 million working capital facility and a $200 million acquisition facility.  Borrowings under the working capital facility are subject to a defined borrowing base.  The borrowing base is determined in part by reference to certain trade position reports and mark-to-market reports delivered to the administrative agent and is subject to immediate adjustment for reductions in certain components of those reports.  A reduction to the borrowing base could require us to repay indebtedness in excess of the borrowing base.  In addition, three times per year, we can elect to reallocate up to $75 million of our acquisition facility to the working capital facility.  During October 2011, we elected to reallocate $50 million from our acquisition facility to our working capital facility.

Subsequent to June 30, 2011, we have borrowed approximately $107 million under our acquisition facility and an additional approximately $126 million under our working capital facility primarily in connection with our acquisitions of Osterman and SemStream and to fund our seasonal inventory build.  At December 5, 2011, we had outstanding borrowings of $138.2 million (including outstanding letters of credit of $14.2 million) and $107.0 million under our working capital and acquisition facility, respectively.

Our revolving credit facility has a final maturity on October 1, 2016.  However, a total of $30 million of our working capital facility matures in February 2012.  In addition to customary mandatory prepayment restrictions, once a year, we must reduce the outstanding working capital revolving loans and collateralize outstanding letters of credit to less than $10.0 million for 30 consecutive days.

Additional information related to our credit agreement is available in our Form 10-Q for the three months ended June 30, 2011.

Osterman Combination

On August 15, 2011, we entered into the business combination agreement with Osterman for retail propane operations in the northeastern United States to expand our retail propane operations.  The agreement closed on October 3, 2011 and was funded with cash of $96 million and the issuance of four million common units, and also contemplates a working capital payment post closing for certain specified working capital items that might be payable to the Partnership or Osterman.  The cash payments were funded with advances under our acquisition facility.  We have valued the four million common units at $20.47 per unit, the closing price of our common units on the closing date.  We also incurred and charged to general and administrative expense subsequent to June 30, 2011 approximately  $530,000 of costs incurred in connection with the Osterman transaction that cannot be capitalized under GAAP.

Our total consideration paid in the Osterman combination consists of the following (in thousands):

Cash	$96,000
Common units	81,880
$177,880

We will include the results of Osterman’s operations in our consolidated financial statements beginning October 3, 2011.  As discussed further below, we have not completed the initial accounting for the Osterman business combination.  We are in the process of identifying, and obtaining an independent appraisal of, the fair value of the assets acquired in the combination.  We expect to complete this process prior to our year end of March 31, 2012.  On a preliminary basis, we have estimated the fair values of the acquired assets and liabilities as follows (in thousands):

Cash	$2,492
Accounts receivable	2,955
Inventory	3,981
Prepaid expenses	637
Property, plant and equipment	97,520
Intangible assets	73,479
Assumed current liabilities	(3,184)
$177,880

These estimates of fair value are preliminary and are subject to change as additional information is obtained, including the impact of the post closing working capital settlement which has not been completed at the date of this filing.  Such changes could be material.  Additional information as to the fair value estimates is provided in Note 2 to the unaudited pro forma condensed consolidated financial statements.

SemStream Combination

On August 31, 2011, we entered into a business combination agreement with SemStream and closed the transaction on November 1, 2011.  We entered into this business combination to expand our midstream and wholesale supply and marketing operations.  SemStream contributed substantially all of its natural gas liquids business and assets to us in exchange for 8,932,031 of our common units and a cash payment of approximately $93 million, which we funded with $10 million from our acquisition facility and $83 million from our working capital facility.  We have valued the 8.9 million limited partner common units at the closing price of our common units on the combination closing date reduced by the effect of the units which are not eligible for full distributions until the quarter ending September 30, 2012 (see Note 5 to the unaudited pro forma condensed consolidated financial statements).  The agreement also contemplates a working capital payment post closing for certain specified working capital items that might be payable to the Partnership or SemStream.  In addition, in exchange for a cash contribution, SemStream acquired a 7.5% interest in our general partner.  We incurred and charged to general and administrative expense subsequent to June 30, 2011 approximately $539,000 of costs related to the SemStream transaction that cannot be capitalized under GAAP.

The assets comprise 12 natural gas liquids terminals in Arizona, Arkansas, Indiana, Minnesota, Missouri, Montana, Washington and Wisconsin, 12 million gallons of above ground propane storage,

3.7 million barrels of underground leased storage for natural gas liquids and a rail fleet of approximately 350 leased and 12 owned cars and approximately $113 million of natural gas liquids inventory.

Our total consideration paid in the SemStream combination consists of the following (in thousands):

Cash	$93,054
Common units	184,775
$277,829

We will include the results of SemStream’s operations in our consolidated financial statements beginning November 1, 2011.  We have not completed the initial accounting for the business combination.  We are beginning the process of identifying, and obtaining an independent appraisal of, the fair value of the assets acquired in the business combination.  We expect to complete this process prior to our year end of March 31, 2012.  On a preliminary basis, we have estimated the fair values of the acquired assets and liabilities as follows (in thousands):

Inventory	$113,471
Derivative financial instruments	2,250
Prepaid expenses	3,572
Property, plant and equipment	72,703
Intangible assets	18,500
Goodwill	68,113
Assumed liabilities	(780)
$277,829

These estimates of fair value are preliminary and are subject to change as additional information is obtained, including the impact of the post closing working capital settlement which has not been completed at the date of this filing.  Such changes could be material.  Additional information as to the fair value estimates is provided in Note 2 to the unaudited pro forma condensed consolidated financial statements.

Pro Forma Financial Statements

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the audited and unaudited historical financial statements of NGL Supply, Hicks LLC and Gifford which were included in our Form S-1, the audited and unaudited historical financial statements of Osterman included in our Form 8-K/A filed on December 19, 2011, the audited and unaudited historical financial statements of SemStream included in this Form 8-K/A, our Form 10-K for the year ended March 31, 2011 and our Form 10-Q for the three months ended June 30, 2011. The unaudited pro forma condensed consolidated financial statements include the following:

•                  The unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP as of June 30, 2011 as if the modification of our credit agreement and combination transactions with Osterman and SemStream occurred on June 30, 2011;

•                  The unaudited pro forma condensed consolidated statement of operations of NGL Energy Partners LP for the year ended March 31, 2011 as if the combination transactions with NGL Supply, Hicks LLC, Gifford, Osterman and SemStream, our initial public offering and the modification of our credit agreement, had occurred on April 1, 2010; and,

•                  The unaudited pro forma condensed consolidated statement of operations of NGL Energy Partners LP for the three months ended June 30, 2011 as if the combination transactions with Osterman and SemStream, our initial public offering and the modification of our credit agreement had occurred on April 1, 2011.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the combination transactions with NGL Supply,  Hicks LLC, Gifford, Osterman and SemStream and our initial public offering and related equity issuances and the modification of our credit agreement had been completed on the dates indicated. Moreover, they do not project NGL Energy’s financial position or results of operations for any future date or period.

The accompanying pro forma condensed consolidated financial statements reflect asset and liability fair value estimates which are preliminary as our identification of the assets and liabilities acquired, and the fair value determinations thereof, for the Osterman and SemStream business combinations reflected in the pro forma statements have not been completed. We have engaged an independent appraisal firm to prepare an appraisal of the assets and liabilities acquired in those combinations.  We expect to complete such appraisal and fair value determination by our fiscal year end of March 31, 2012. The fair value determination is also impacted by the amount of current assets and liabilities due to working capital adjustment provisions contained in the respective combination agreements. The fair value estimates reflected in the accompanying pro forma condensed consolidated financial statements are based on the best estimates available at this time and on the unaudited balance sheets of Osterman and SemStream as of June 30, 2011. There is no guarantee that the preliminary fair value estimates, and consequently the pro forma condensed consolidated financial statements, will not change. To the extent that the final combination accounting results in an increased allocation to goodwill, this amount would not be subject to amortization, but would be subject to an annual impairment testing and if necessary, written-down to a lower fair value should circumstances warrant. To the extent the final combination accounting results in a decrease to the preliminary computation of goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma condensed consolidated statements of operations for the respective periods.

NGL ENERGY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

US DOLLARS IN THOUSANDS

				Pro Forma Adjustments
								Credit
	Historical As of June 30, 2011				Note		Note	Agreement	Note	NGL
	NGL	Osterman	SemStream	Osterman	2	SemStream	2	Modification	2	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$8,721	$22,114	$—	$82	(a)	$185	(c)			$11,426
				(19,622)	(a)	(54)	(c)
Accounts receivable- trade	48,083	7,915	37,382	(4,960)	(a)	(37,382)	(c)			51,038
Accounts receivable- affiliates	295	6,222	—	(6,222)	(a)	—				295
Inventories	53,121	3,762	60,715	219	(a)	52,756	(c)			170,573
Derivative assets	—	—	9,273	—		(7,023)	(c)			2,250
Margin deposits	—	—	5,158	—		(5,158)	(c)			—
Product exchanges	416	—	—	—		—				416
Prepaid expenses and other current assets	2,487	1,295	1,733	(658)	(a)	1,839	(c)			6,696
Total current assets	113,123	41,308	114,261	(31,161)		5,163		—		242,694

Property, Plant and Equipment, net	65,706	18,762	47,306	78,758	(a)	25,397	(c)			235,929

Goodwill	8,568	380	50,071	(380)	(a)	18,042	(c)			76,681

Intangible Assets, net	11,271	3,542	12,787	69,937	(a)	5,713	(c)			103,250

Other Long-Term Assets	—	225	3,042	(225)	(a)	(3,042)	(c)			—

Total assets	$198,668	$64,217	$227,467	$116,929		$51,273		$—		$658,554

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Trade accounts payable	$49,315	$3,720	$38,191	$(1,873)	(a)	$(38,191)	(c)			$51,162
Accrued expenses and other payables	5,117	1,529	2,195	(317)	(a)	(1,415)	(c)			7,109
Derivative liabilities	—	—	12,836	—		(12,836)	(c)			—
Product exchanges	7,423	—	—	—						7,423
Advance payments received from customers	15,545	1,774	—	(1,649)	(a)					15,670
Current maturities of long-term debt (Note 4)	1,830	156	—	(156)	(a)			83,000	(e)	84,830
Total current liabilities	79,230	7,179	53,222	(3,995)		(52,442)		83,000		166,194

Long-Term Debt, net of current maturities (Note 4)	10,376	1,624	—	96,000	(a)	93,000	(c)	(83,000)	(e)	116,376
				(1,624)	(a)
Other Non-Current Liabilities	370	348	167	(348)	(a)	(167)	(c)			370

Partners’ Equity (Note 5):
General partner	146			82	(a)	185	(c)			413
Limited partners-
Common units	86,545			81,880	(a)	184,775	(c)			353,200
Subordinated units	21,940			—						21,940
Accumulated other comprehensive income	61			—						61
Total partners’ equity	108,692	—	—	81,962		184,960		—		375,614

Equity of Combined Businesses	—	55,066	174,078	(55,066)	(b)	(174,078)	(d)	—		—

Total liabilities and partners’ equity	$198,668	$64,217	$227,467	$116,929		$51,273		$—		$658,554

See accompanying notes.

NGL ENERGY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2011

US DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS

(Page 1 of 2)

	Historical								Preliminary
	NGL	NGL Supply	Hicks LLC	Gifford	Pro Forma Adjustments				Pro Forma
	Six Months Ended	Six Months Ended	Six Months Ended	Six Months Ended	Combination	Note	Offering	Note	NGL
	March 31, 2011	September 30, 2010	September 30, 2010	September 30, 2010	Transaction	2	Transaction	2	To Page 2 of 2
REVENUES:
Retail propane	$72,813	$6,868	$18,339	$4,583	$(2,349)	(f)			$100,254
Wholesale supply and marketing	546,782	309,029	—	—	(595)	(f)			855,216
Midstream	2,637	1,046	—	—	—				3,683
	622,232	316,943	18,339	4,583	(2,944)		—		959,153

COST OF SALES:
Retail propane	46,985	4,749	11,520	2,622	(2,349)	(f)			63,527
Wholesale supply and marketing	535,755	305,965	—	—	(595)	(f)			841,125
Midstream	292	194	—	—	—				486
	583,032	310,908	11,520	2,622	(2,944)		—		905,138
Gross Margin	39,200	6,035	6,819	1,961	—		—		54,015

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	20,922	8,441	9,306	2,869	(2,064)	(g)			39,474
Depreciation and amortization	3,441	1,389	1,061	150	689	(h)			6,730

Operating Income (Loss)	14,837	(3,795)	(3,548)	(1,058)	1,375		—		7,811

OTHER INCOME (EXPENSE):
Interest expense	(2,482)	(372)	(240)	(3)			120	(l)	(1,187)

Other, net	324	190	87	54			1,790	(m)	655

Income (Loss) Before Income Taxes	12,679	(3,977)	(3,701)	(1,007)	1,375		1,910		7,279
INCOME TAX (PROVISION) BENEFIT	—	1,417	1,845		(3,262)	(i)			—

NET INCOME (LOSS)	12,679	(2,560)	(1,856)	(1,007)	(1,887)		1,910		7,279

INCOME (LOSS) ALLOCABLE TO GENERAL PARTNER	13				(8)	(j)	2	(n)	7
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	—	45			(45)	(k)			—

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$12,666	$(2,515)	$(1,856)	$(1,007)	$(1,924)		$1,908		$7,272

Basic and Diluted Earnings per Unit (Note 3) -
Common	$1.16
Subordinated	$—

Weighted Average Units Outstanding -
Common	10,933,568
Subordinated	—

See accompanying notes and continuation on Page 2 of 2.

NGL ENERGY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2011

US DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS

(Page 2 of 2)

	Preliminary	Historical						Pro Forma
	Pro Forma	Osterman	SemStream	Pro Forma Adjustments				NGL
	NGL	12 Mo. Ended	Year Ended		Note		Note	Year Ended
	From Page 1 of 2	March 31, 2011	December 31, 2010	Osterman	2	SemStream	2	March 31, 2011
REVENUES:
Retail propane	$100,254	$105,061	$—			$—		$205,315
Wholesale supply and marketing	855,216	—	707,405			(56,768)	(s)	1,505,853
Midstream	3,683	—	7,059			—		10,742
	959,153	105,061	714,464	—		(56,768)		1,721,910

COST OF SALES:
Retail propane	63,527	64,076	—			—		127,603
Wholesale supply and marketing	841,125	—	691,823			(56,768)	(s)	1,476,180
Midstream	486	—	—			—		486
	905,138	64,076	691,823	—		(56,768)		1,604,269
Gross Margin	54,015	40,985	22,641	—		—		117,641

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	39,474	21,549	15,095			—		76,118
Depreciation and amortization	6,730	3,752	5,040	4,686	(o)	177	(t)	20,385

Operating Income	7,811	15,684	2,506	(4,686)		(177)		21,138

OTHER INCOME (EXPENSE):
Interest expense	(1,187)	(191)	(3,703)	(5,501)	(p)	(1,714)	(u)	(12,296)
Other, net	655	(218)	2,983					3,420

Income (Loss) Before Income Taxes	7,279	15,275	1,786	(10,187)		(1,891)		12,262
INCOME TAX (PROVISION) BENEFIT	—	(502)	—	502	(q)			—

NET INCOME (LOSS)	7,279	14,773	1,786	(9,685)		(1,891)		12,262

INCOME ALLOCABLE TO GENERAL PARTNER	7			5	(r)	—		12

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$7,272	$14,773	$1,786	$(9,690)		$(1,891)		$12,250

Basic and Diluted Earnings per Unit (Note 3) -
Common								$0.44
Subordinated								$0.44

Weighted Average Units Outstanding -
Common								21,796,253
Subordinated								5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2011

US DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS

	Three Months Ended June 30, 2011			Pro Forma Adjustments
	Historical	Historical	Historical		Note		Note	Offering	Note	NGL
	NGL	Osterman	SemStream	Osterman	2	SemStream	2	Transaction	2	Pro Forma
REVENUES:
Retail propane	$12,852	$18,632	$—			$—				$31,484
Wholesale supply and marketing	177,497	—	124,353			(13,231)	(y)			288,619
Midstream	497	—	976			—				1,473
	190,846	18,632	125,329	—		(13,231)				321,576

COST OF SALES:
Retail propane	8,106	10,132	—			—				18,238
Wholesale supply and marketing	177,769	—	128,870			(13,231)	(y)			293,408
Midstream	98	—	—			—				98
	185,973	10,132	128,870	—		(13,231)				311,744
Gross Margin	4,873	8,500	(3,541)	—		—				9,832

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	9,178	4,937	4,368							18,483
Depreciation and amortization	1,377	1,132	1,335	977	(v)	(30)	(z)			4,791

Operating Income (Loss)	(5,682)	2,431	(9,244)	(977)		30				(13,442)

OTHER INCOME (EXPENSE):
Interest expense	(1,301)	(94)	(464)	(1,318)	(w)	(1,191)	(A)	476	(C)	(3,892)
Other, net	211	(98)	(27)							86

Income (Loss) Before Income Taxes	(6,772)	2,239	(9,735)	(2,295)		(1,161)		476		(17,248)
INCOME TAX (PROVISION) BENEFIT	—	108		(108)	(x)					—

NET INCOME (LOSS)	(6,772)	2,347	(9,735)	(2,403)		(1,161)		476		(17,248)

LOSS ALLOCABLE TO GENERAL PARTNER	(7)					(11)	(B)			(18)

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$(6,765)	$2,347	$(9,735)	$(2,403)		$(1,150)		$476		$(17,230)

Basic and Diluted Earnings per Unit (Note 3) -
Common	$(0.53)									$(0.62)
Subordinated	$(0.53)									$(0.62)

Weighted Average Units Outstanding -
Common	9,883,342									21,796,253
Subordinated	2,927,149									5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

The entities included in the unaudited pro forma condensed consolidated financial statements are identified as follows due to space limitations:

•                  NGL Energy Partners LP - “NGL”

•                  NGL Supply, Inc. - “NGL Supply”

•                  Hicks LLC

•                  Gifford

•                  Osterman Associated Companies - “Osterman”

•                  SemStream, L.P. - “SemStream”

The results of operations of Osterman for the twelve months ended March 31, 2011 were compiled by reducing the individual amounts for the year ended September 30, 2010 by the results for the six months ended March 31, 2010, and increasing the amounts for the six months ended March 31, 2011.  The results of operations for the six month periods ended March 31, 2010 and 2011 are not separately included herein.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

Balance Sheet as of June 30, 2011

Osterman Combination

(a)          Represents the consideration paid in the combination and the resulting net adjustments to the historical net assets at June 30, 2011 to reflect the preliminary allocation of the Osterman acquisition cost based on the following estimate of the fair values of the assets acquired and liabilities assumed (in thousands):

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Fair Value Estimates
Cash	$2,492
Accounts receivable	2,955
Propane and other inventory	3,981
Other current assets	637
Property, plant and equipment:
Land	4,500
Tanks and other retail propane equipment (20 years)	65,000
Vehicles (5 years)	20,000
Buildings (30 years)	6,500
Other equipment (5 years)	1,520
Amortizable intangible assets:
Customer relationships (20 years)	68,479
Tradenames (indefinite life)	5,000
Assumed current liabilities	(3,184)
Consideration paid	$177,880

See “— Osterman Combination” for additional information as to the consideration paid.

The pro forma adjustment to cash and cash equivalents and partners’ equity includes a contribution from our general partner of $82,000 in order to maintain its 0.1% interest in the Partnership.

(b)         Reflects the elimination of the historical net equity of Osterman as of June 30, 2011.

SemStream Combination

(c)          Represents the consideration paid in the combination and the resulting net adjustment to the historical net assets at June 30, 2011 to reflect the preliminary allocation of the SemStream acquisition cost based on the following estimate of the fair values of the assets acquired and liabilities assumed (in thousands):

Fair Value Estimates
Propane and other natural gas liquids inventory	$113,471
Derivative financial instruments	2,250
Other current assets	3,572
Property, plant and equipment:
Land	3,267
Tanks and terminals (30 years)	60,321
Vehicles (5 years)	562
Pipelines and related equipment (15 years)	4,058
Buildings (10 years)	59
Other (5 - 10 years)	4,436
Amortizable intangible assets:
Customer relationships (10 years)	17,000
Other (3 years)	1,500
Goodwill	68,113
Assumed current liabilities	(780)
Consideration paid	$277,829

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

See “— SemStream Combination” for additional information as to the consideration paid.

The pro forma adjustment to cash and cash equivalents and partners’ equity includes a contribution from our general partner of $185,000 in order to maintain its 0.1% interest in the Partnership.

(d)         Reflects the elimination of the historical net equity of SemStream as of June 30, 2011.

Modification of Credit Agreement

(e)          Reflects the reclassification of debt from long-term to current as a result of the modification of our credit agreement.  As amended, our credit agreement provides that $30 million of our working capital facility matures in February 2012.  In addition, the credit agreement provides that once per year, we must pay down our working capital facility to a minimum of $10 million.  As a result, a total of approximately $84 million of pro forma working capital borrowing represents current maturities as of June 30, 2011 (see Note 4).

Statement of Operations for the Year Ended March 31, 2011

Hicksgas/NGL Supply Combination Transaction Adjustments

(f)            Eliminates the effects of intercompany propane sales between Hicks LLC and Gifford and between NGL Supply and Hicks LLC on revenues and cost of sales.

(g)         Reflects the elimination of expenses incurred directly in connection with our combination with NGL Supply and Hicksgas.

(h)         The assets acquired in the Hicksgas combination are included in our historical balance sheet as of June 30, 2011.  The final fair value determination was made using an independent appraisal of the tangible and intangible assets and the results of the working capital adjustment. The pro forma depreciation and amortization adjustment reflects the estimated net adjustment to historical Hicks LLC and Gifford depreciation and amortization expense resulting from the final fair value computation of property, plant and equipment, identifiable intangible assets and goodwill acquired in the combination. Goodwill is an indefinite-lived asset subject to annual tests for impairment, thus no amortization has been reflected in our unaudited pro forma condensed consolidated statement of operations for the amount allocated to goodwill.

(i)             Reflects the elimination of the historical income tax expense or benefit of NGL Supply and Hicks LLC. NGL Supply and Hicks LLC each made elections to be treated as pass through entities for federal income tax purposes just prior to our combination.

(j)             Reflects the general partner’s 0.1% share of the income of NGL Supply, Hicks and Gifford after the effect of the pro forma adjustments.

(k)          Reflects the effect of the acquisition of the noncontrolling interest in the initial combination transactions with NGL Supply and Hicksgas.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Initial Public Offering Transaction Adjustments

(l)             Reflects the elimination of historical interest expense related to the acquisition facility of NGL Supply prior to our combination transaction with NGL Supply.

(m)       Reflects the elimination of our historical interest expense on the amount borrowed under our acquisition credit facility to finance the Hicksgas combination which was paid using the proceeds from our initial public offering.

(n)         Represents the general partner’s 0.1% share of the pro forma adjustments for the initial public offering.

Osterman Combination Transaction Adjustments

(o)         Reflects the increase in historical depreciation and amortization expense of the Osterman long-lived assets based on the estimated fair value of the assets contributed in the Osterman combination.  The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 6.77%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $68,000 of depreciation and amortization expense for the year ended March 31, 2011.  See Note 2 (a) for the detail of the estimated fair values of the individual long-lived assets and their estimated useful life.

(p)         Represents the additional interest expense resulting from the advances from our acquisition facility to finance the Osterman combination at the actual average interest rate of 5.73% for the year ended March 31, 2011.  A change in the interest rate of 0.125% would result in a change of approximately $120,000 in interest expense.

(q)         Represents the elimination of the historical income tax provision for Osterman.

(r)            Represents the general partner’s 0.1% share of the Osterman income after the effect of the pro forma adjustments.

SemStream Combination Transaction Adjustments

(s)          Represents the elimination of sales between NGL and SemStream.

(t)            Reflects the increase in historical depreciation and amortization expense of the SemStream long-lived assets based on the estimated fair value of the assets contributed in the SemStream combination.  The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 5.97%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $60,000 of depreciation and amortization expense for the year ended March 31, 2011.  See Note 2 (c) for the detail of the estimated fair values of the individual long-lived assets and their estimated useful life.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(u)         Represents the additional interest expense resulting from the advances from our acquisition and working capital facilities to finance the SemStream combination at the weighted average interest rate for the year ended March 31, 2011 of 5.5% for the estimated period in which the advances would have been outstanding, one year for the acquisition facility and three months for the working capital facility.  A change in the interest rate of 0.125% would result in a change of approximately $38,000 in interest expense.

Statement of Operations for the Three Months Ended June 30, 2011

Osterman Combination Transaction Adjustments

(v)         Reflects the increase in historical depreciation and amortization expense of the Osterman long-lived assets based on the estimated fair value of the assets contributed in the Osterman combination.  The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 6.77%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $17,000 of depreciation and amortization expense for the three months ended June 30, 2011.  See Note 2 (a) for the detail of the estimated fair values of the individual long-lived assets and their estimated useful life.

(w)       Represents the additional interest expense resulting from the advances from our acquisition facility to finance the Osterman combination at the actual average interest rate of 5.49% for the three months ended June 30, 2011.  A change in interest rate of 0.125% would result in a change of approximately $30,000 in interest expense for the three months ended June 30, 2011.

(x)           Represents the elimination of the historical income tax provision for Osterman.

Semstream Combination Transaction Adjustments

(y)         Represents the elimination of sales between NGL and SemStream.

(z)           Reflects the increase in historical depreciation and amortization expense of the SemStream long-lived assets based on the estimated fair value of the assets contributed in the SemStream combination.  The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 5.97%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $15,000 of depreciation and amortization expense for the three months ended June 30, 2011.  See Note 2 (c) for the detail of the estimated fair values of the individual long-lived assets and their estimated useful life.

(A)      Represents the additional interest expense from the advances from our acquisition and working capital facilities to finance the SemStream combination at the actual weighted average interest rate of 5.1% for the three months ended June 30, 2011.  A change in interest rate of 0.125% would result in a change of approximately $29,000 in interest expense for the three months ended June 30, 2011.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(B)        Represents the general partner’s 0.1% share of the losses of SemStream after the effect of the pro forma adjustments.

Offering Transaction

(C)        Reflects the elimination of our historical interest expense on the amount borrowed under our acquisition credit facility to finance the Hicksgas combination which was paid using the proceeds from our initial public offering.

Note 3 — Pro Forma Earnings per Unit Computation

Our net income for income statement presentation and partners’ capital purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions, if any, to our general partner (the holder of the incentive distribution rights) pursuant to our partnership agreement, which are declared and paid following the close of each quarter.  These incentive distributions could result in less income allocable to the common and subordinated unitholders.

For purposes of computing pro forma basic and diluted net income per common and subordinated unit, we have assumed that (a) the minimum quarterly distributions would have been paid to all unitholders for all outstanding units for each quarter during the periods presented, and (b) there would be no incentive distributions to the general partner. Any earnings in excess of distributions are allocated to our general partner and limited partners based on their respective ownership interests.

The pro forma earnings per unit have been computed under the two-class method based on earnings or losses allocated to the limited partners after deducting the total earnings allocation to the general partner. The computation is based on the number of common and subordinated units outstanding after the Osterman and SemStream combinations.  The pro forma basic and diluted earnings per unit are equal as there are no dilutive units.

Earnings per unit are computed as follows (dollars in thousands except per unit information):

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

	Historical	Year Ended	Three Months Ended
	NGL Energy	March 31, 2011	June 30, 2011
	Six Months Ended	Pro		Pro
	March 31, 2011	Forma	Historical	Forma
Net income (loss)	$12,679	$12,262	$(6,772)	$(17,248)

General partner 0.1% share of income (loss)	13	12	(7)	(18)
General partner incentive distributions	—	—	—	—

Income (loss) allocated to limited partners	$12,666	$12,250	$(6,765)	$(17,230)
Common unitholders	$12,666	$9,634	$(5,219)	$(13,550)
Subordinated unitholders	$—	$2,616	$(1,546)	$(3,680)

Basic and Diluted Earnings per Unit —
Common unitholders	$1.16	$0.44	$(0.53)	$(0.62)
Subordinated unitholders	$—	$0.44	$(0.53)	$(0.62)

Weighted Average Units Outstanding —
Common	10,933,568	21,796,253	9,883,342	21,796,253
Subordinated	—	5,919,346	2,927,149	5,919,346

For the pro forma earnings per unit computation, we have assumed that all units were outstanding during the entire period for each of the periods presented.

Note 4 — Long-Term Debt

Our historical and pro forma long-term debt as of June 30, 2011 are as follows:

	Historical	Pro Forma

Working capital facility	$11,000	$94,000
Acquisition facility	—	106,000
Other	1,206	1,206
	$12,206	$201,206

Less - Current maturities	1,830	84,830
Long-term debt	$10,376	$116,376

Note 5 — Partners’ Equity

Outstanding general and limited partner units on a historical and pro forma basis as of June 30, 2011 are as follows:

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

	Historical	Pro Forma

General partner notional units	14,799	27,744
Limited partner -
Common units	8,864,222	21,796,253
Subordinated units	5,919,346	5,919,346

The four million common units issued in the Osterman combination are not eligible for distributions until the distribution for the quarter ending December 31, 2011.  Of the 8,932,031 common units issued in the SemStream combination, (1) five million are eligible for 67% of the distribution for the quarter ending December 31, 2011 and full distributions thereafter, and (2) 3,932,031 common units are not eligible for distributions until the distribution for the quarter ending September 30, 2012.

Note 6 — Other Income of SemStream

Other income of SemStream in the unaudited pro forma condensed statement of operations for the year ended March 31, 2011 includes a $1.2 million gain on the settlement of a dispute related to the cancellation of a contract by a counterparty during 2008, and a gain of $1.2 million related to the settlement of a dispute related to certain transportation fees charged to SemStream by an unaffiliated party during the years 2005-2009.  This non-recurring income is not excluded from pro forma income as it does not result directly from the SemStream combination.  We do not expect to realize similar income in the future.